UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 3, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 1, 2006, Pennsylvania Real Estate Investment Trust and its operating partnership, PREIT Associates, L.P. (collectively, the “Company”), entered into a second amendment (the “Second Amendment”) to their $500 million credit agreement (the “Credit Facility”) with the financial institutions signatory thereto.

The Second Amendment lowered the interest rate on the Credit Facility to between 0.95% and 1.40% per annum over LIBOR, depending on the Company’s leverage. Prior to the effective date of the Second Amendment, the interest rate on the Credit Facility was 1.05% to 1.55% per annum over LIBOR, depending on the Company’s leverage. The term of the Credit Facility has been extended to January 20, 2009, and the Company has an option to extend the term for a further 14 months, provided that there is no event of default at that time. The Second Amendment also reduced the capitalization rate used to calculate Gross Asset Value under the Credit Facility to 7.50% from a rate of 8.25% prior to the effective date of the Second Amendment.

The Second Amendment modified certain of the financial covenants of the Company as follows (all capitalized terms used in this paragraph have the meanings ascribed to such terms in the Credit Agreement): (a) decreased the minimum ratio of EBITDA to Interest Expense to 1.80:1, from 1.90:1; (b) increased the maximum permitted Investments in Subsidiaries that are not Wholly-Owned Subsidiaries and Investments in Unconsolidated Affiliates to 20.0% of Gross Asset Value, from 10.0%; and (c) decreased the minimum ratio of EBITDA to Indebtedness to 0.115:1, from 0.130:1.

The Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Facility was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2003, and the First Amendment to the Credit Facility was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 2, 2005.

Item 9.01 Financial Statements and Exhibits.

             (d) Exhibits

10.1      Second Amendment to Credit Agreement by and among PREIT, PREIT Associates, L.P., the guarantors named therein and each of the financial institutions signatory thereto.

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 7, 2006	By:	/s/ Bruce Goldman____________________________
Bruce Goldman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1      Second Amendment to Credit Agreement by and among PREIT, PREIT Associates, L.P., the guarantors named therein and each of the financial institutions signatory thereto.